Exhibit 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF
HIGHWOODS PROPERTIES, INC.

In connection with the Annual Report of Highwoods Properties, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald P. Gibson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RONALD P. GIBSON

Ronald P. Gibson President and Chief Executive Officer March 19, 2003